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                          CONSENT OF INDEPENDENT ACCOUNTANTS



     To the Board of Trustees of
      Growth Portfolio:

              Small Cap Portfolio
              Value Portfolio

     We consent to the inclusion in the Registration Statement on Form N-1A of our report dated October 17, 1995 on our audits of the statement of assets and liabilities of Growth Portfolio (Small Cap Portfolio and Value Portfolio). We also consent to the references to our firm under the captions "Financial Highlights" and "Independent Accountants."


                                       /s/ Coopers & Lybrand L.L.P.
                                       -----------------------------

                                       COOPERS & LYBRAND L.L.P.

     Boston, Massachusetts
     October 17, 1995




























     DC-227285.1
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